Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated March 23, 2021, relating to financial statements of Hennessy Capital Investment Corp. VI as of January 29, 2021, and for the period from January 22, 2021 (inception) through January 29, 2021, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 23, 2021